UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

ANIXTER INTERNATIONAL INC.

(Name of Registrant as Specified In Its Charter)

ANIXTER INTERNATIONAL INC.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 18, 2006

To the Stockholders of Anixter International Inc.:

      The Annual Meeting of Stockholders of Anixter International Inc. will be held at 2301 Patriot Boulevard, Glenview, Illinois 60026 on Thursday, May 18, 2006, at 9:00 a.m., for the purpose of:

      (1) electing 11 Directors;

      (2) approving the Company’s 2006 Stock Incentive Plan;

(3)	ratifying the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year 2006; and

(4)	transacting such other business as may properly be brought before the meeting or any adjournment(s) thereof.

      The Board of Directors has fixed the close of business on March 31, 2006 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof. A complete list of the stockholders entitled to vote at the meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for ten days prior to the meeting at the offices of Anixter International Inc., 2301 Patriot Boulevard, Glenview, Illinois 60026, and will also be available at the meeting.

      A copy of Anixter International Inc.’s Annual Report to Stockholders for the fiscal year ended December 30, 2005 is being mailed to all registered holders. Only one annual report and proxy statement is being delivered to consenting multiple stockholders sharing an address unless Anixter International Inc. has received contrary instructions from one or more of the holders. Stockholders at a shared address who are receiving a single copy of the annual report and proxy statement and who wish to receive separate copies now and/or in the future should make a request in writing to the Corporate Secretary at Anixter International Inc., 2301 Patriot Boulevard, Glenview, Illinois 60026 or by phone at 224-521-8000. Additional copies of the annual report and proxy statement may be obtained without charge by writing to the Corporate Secretary or from the Company’s website at http://www.anixter.com/AXECOM/US.NSF/InvestorRelations/Overview. Stockholders at a shared address who are receiving multiple copies of those documents and who wish to receive a single copy should direct their request to the bank or brokerage firm which holds their shares.

By Order of the Board of Directors

JOHN A. DUL, Secretary

Glenview, Illinois

April 10, 2006

All Stockholders are invited to attend the meeting in person. Whether or not you expect to attend, please date, sign and complete the enclosed proxy and mail it promptly in the postage prepaid envelope provided.

ANNUAL MEETING OF STOCKHOLDERS
VOTING
ELECTION OF DIRECTORS
BOARD AND COMMITTEE MEETINGS
EXECUTIVE COMPENSATION
COMPENSATION OF DIRECTORS
EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
REPORT OF AUDIT COMMITTEE
PERFORMANCE GRAPH
SECURITY OWNERSHIP OF MANAGEMENT
EQUITY COMPENSATION PLAN INFORMATION
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
INDEPENDENT AUDITORS AND THEIR FEES
Audit Fees
Audit-Related Fees
Tax Fees
All Other Fees
Pre-Approval Policies and Procedures
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
CONCLUSION

PROXY STATEMENT

For

ANNUAL MEETING OF STOCKHOLDERS
OF ANIXTER INTERNATIONAL INC.

To Be Held May 18, 2006

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Anixter International Inc., a Delaware corporation (the “Company,” which as used herein shall mean together with or without its subsidiaries, as the context may require). The Company’s corporate headquarters are located at 2301 Patriot Boulevard, Glenview, Illinois 60026 (telephone 224-521-8000). The Proxy Statement and form of proxy were first mailed to stockholders on or about April 10, 2006. Proxies solicited by the Board of Directors of the Company are to be voted at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 18, 2006, at 9:00 a.m., at 2301 Patriot Boulevard, Glenview, Illinois 60026, or any adjournment(s) thereof.

      This solicitation is being made by mail, although directors, officers and regular employees of the Company may solicit proxies from stockholders personally or by telephone, telegram or letter. The costs of this solicitation will be borne by the Company. The Company may request brokerage houses, nominees or fiduciaries and other custodians to solicit their principals or customers for their proxies, and may reimburse them for their reasonable expenses in so doing. In addition, the Company has retained Morrow & Co. to assist in the solicitation for a fee of $6,000 plus expenses.

VOTING

      Shares of Common Stock, $1.00 par value, of the Company (“Common Stock”) represented by proxies in the accompanying form which are properly executed and returned to the Company (and which are not effectively revoked) will be voted at the meeting in accordance with the stockholders’ instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted IN FAVOR OF the election as directors of the nominees listed herein and the other proposals.

      Each stockholder has the power to revoke his or her proxy at any time before it is voted by (i) delivering to the Company prior to or at the meeting written notice of revocation or a later dated proxy or (ii) attending the meeting and voting his or her shares in person.

      The Board of Directors has fixed the close of business on March 31, 2006 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof.

      As of March 31, 2006, 38,886,053 shares of Common Stock were outstanding. Each holder is entitled to one vote per share.

      A majority of the outstanding shares of Common Stock will constitute a quorum for purposes of the meeting. If a quorum is present, in person or by proxy, the election of directors will be determined by a plurality of the votes. Abstentions and broker non-votes are counted as present for establishing a quorum for the transaction of business at the Annual Meeting, but neither will be counted as votes cast. A broker “non-vote” occurs when a broker votes on some matter on the proxy card but not on others because the broker does not have discretionary voting authority to do so and has not received instructions as to how to vote on a particular proposal. Brokers have discretionary authority to vote on the election of directors. The approval of the 2006 Stock Incentive Plan will be determined by the affirmative vote of the majority of the shares represented at the Annual Meeting. An abstention will have the effect of a vote against the approval of the 2006 Stock Incentive Plan since it is one fewer vote for approval, but a broker non-vote will have no effect.

      Ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountants requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote. An abstention will have the effect of a vote against the ratification since it is one fewer vote for approval, but a broker non-vote will have no effect.

PROPOSAL 1:

ELECTION OF DIRECTORS

      In the absence of contrary instructions, the proxies received will be voted for the election as directors of the nominees listed below to hold office until the next annual meeting of stockholders or until their successors are elected and qualified. Although the Board of Directors does not contemplate that any nominee will decline or be unable to serve as a director, in either such event the proxies will be voted for another person selected by the Board of Directors upon recommendation of the Nominating and Governance Committee, unless the Nominating and Governance Committee acts to reduce the size of the Board in accordance with the provisions of the Company’s by-laws. The current number of directors has been set by the Nominating and Governance Committee at eleven.

      The following table sets forth the name and age as of March 20, 2006 of each director or nominee for director of the Company, the year each director was first elected, his or her position with the Company, his or her principal occupation(s) during the last five years, any other directorships held by such person in companies which have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the requirements of Section 15(d) of the Exchange Act or directorships of issuers registered as investment companies under the Investment Company Act of 1940, family relationships between directors and other directors or executive officers and selected other background information. The term of office of each director will extend until the holding of the next annual meeting of stockholders or until his or her successor is elected and qualified.

Present Principal Occupation or
Employment; Material Positions Held
Name and Age	During Past Five Years

Lord James Blyth, 65
Director of the Company since 1995; Chairman since 2000 of Diageo plc, a beverage company; Chairman from 1998 to 2000, Deputy Chairman from 1994 to 1998 and Chief Executive Officer from 1987 to 1998 of The Boots Company, involved in retailing, manufacturing and property.

Linda Walker Bynoe, 53
Director of the Company since 2006; President and CEO of Telemat Ltd. since 1995, a project management and consulting firm; Director of Dynegy Inc., Simon Property Group, Inc., Prudential Retail Mutual Funds and Fidelity Life Association.

Robert L. Crandall, 70
Director of the Company since 1999; Chairman of the Board of Directors and Chief Executive Officer from 1985 to 1998 of AMR Corporation, an air transportation and diversified services company; Director of Celestica Inc., Halliburton Company and i2 Technologies, Inc.

Robert W. Grubbs Jr., 49	Director since 1997, and President and Chief Executive Officer since 1998 of the Company; President and Chief Executive Officer of Anixter Inc., a subsidiary of the Company, since 1994.
F. Philip Handy, 61
Director of the Company since 1986; a private investor; Chief Executive Officer since 2001 of Strategic Industries, LLC, a diversified global manufacturing enterprise; Managing Director of EGI Corporate Investments, a diversified management and investment business, from 1997 to 1999; Director of Rewards Network Inc. and WCI Communities, Inc.

Melvyn N. Klein, 64
Director of the Company since 1985; President of JAKK Holding Corp., a General Partner of the investment partnership GKH Partners, L.P., since 1987; Founder, Melvyn N. Klein Interests; Attorney and counselor-at-law since 1968.

George Muñoz, 54
Director of Company since 2004; Principal since 2001 of Muñoz Investment Banking Group, LLC, and partner with the law firm of Tobin, Petkus & Muñoz since 2003; President and CEO of Overseas Private Investment Corporation from 1997 to 2001; Director of Marriott International, Inc. and Altria Group, Inc.

Present Principal Occupation or
Employment; Material Positions Held
Name and Age	During Past Five Years

Stuart M. Sloan, 62
Director of the Company since 1994; a Principal since 1984 of Sloan Capital Companies, a private investment company; Chairman of the Board of Directors from 1986 to 1998 and Chief Executive Officer from 1991 to 1996 of Quality Food Centers, Inc., a supermarket chain; Director of Rite Aid Corp.

Thomas C. Theobald, 68
Director of the Company since 1995; Senior Advisor of Chicago Growth Partners since 2004; Managing Director of William Blair Capital Partners, L.L.C. from 1994 to 2004; Chairman and Chief Executive Officer from 1987 to 1994 of Continental Bank Corporation; Chairman of Columbia Mutual Funds; Director of Jones Lang LaSalle Inc., Ventas Inc. and AMBAC Financial Group.

Matthew Zell, 39
Director of the Company since 2001; Managing Director since 2001 of Equity Group Investments, L.L.C., a private investment firm; President from 1990 to 2001 of Prometheus Technologies, Inc. and its predecessor, an information technology consulting firm; Director of Desarrolladora Homex S.A. de C.V. Mr. Zell is the son of Samuel Zell.

Samuel Zell, 64
Director since 1984, and Chairman of the Board of Directors since 1985 of the Company. Chairman of Equity Group Investments, L.L.C., a private investment company, since 1999 and its President since 2006; a trustee and Chairman of the Board of Trustees of Equity Office Properties Trust, an equity real estate investment trust primarily focused on office buildings, since October 1996, its Chief Executive Officer from April 2002 to April 2003, and its President from April 2002 until November 2002. Mr. Zell has been Chairman of the Board of Covanta Holding Corporation (previously known as Danileson Holding Corporation), a waste-to-energy and specialty insurance services company, since September 2005, served as its President, Chairman and CEO July 2002 until December 2004, and was a Director from 1999 until 2004. For more than the past five years, Mr. Zell has been Chairman of the Board of Equity Lifestyle Properties, Inc. (previously known as Manufactured Home Communities, Inc.), an equity real estate investment trust primarily engaged in the ownership and operation of manufactured home resort communities; Chairman of the Board of Trustees of Equity Residential, an equity real estate investment trust that owns and operates multi-family residential properties; and Chairman of the Board of Capital Trust, Inc., a specialized finance company. Mr. Zell is the father of Matthew Zell.

WE RECOMMEND THAT YOU VOTE FOR THE ELECTION OF EACH OF THESE

NOMINEES TO THE BOARD OF DIRECTORS

PROPOSAL 2: APPROVAL OF THE COMPANY’S 2006 STOCK INCENTIVE PLAN

      The Company’s 2006 Stock Incentive Plan (the “Incentive Plan”) has been adopted by the Board of Directors (acting through the Compensation Committee), subject to the approval of the stockholders at this meeting.

      The purpose of the Incentive Plan is to facilitate the hiring, retention and continued motivation of key employees, consultants and directors while aligning more closely the interests of the plan participants with those of the Company and its stockholders by granting awards relating to the Company’s Common Stock. Awards under the Incentive Plan may be in the form of incentive stock options, non-qualified stock options, stock grants, stock units, restricted stock, restricted stock units, stock appreciation rights, performance shares and units, and dividend equivalent rights.

      The following is a summary of the Incentive Plan. It is qualified in its entirety by reference to the full text of the Incentive Plan, which is attached as Appendix A to this Proxy Statement.

      General. The Compensation Committee of the Company’s Board of Directors, such other Board committee as the Board may designate, or the Board itself will administer the Incentive Plan (the “Committee”). Any key employee, director, or consultant of the Company and its subsidiaries is eligible to receive a grant under the Incentive Plan. The Committee will make the determination of the persons within these categories (which encompass all officers) eligible to receive grants, the type and amount of grants, and the terms and conditions applicable to the grants.

      A total of 1,700,000 shares of the Company’s Common Stock may be issued pursuant to the Incentive Plan. The maximum number of shares as to which a key employee can receive stock options in any calendar year is 400,000. No person may be granted, in any period of two consecutive calendar years, awards under the Incentive Plan covering more than 750,000 shares. No more than 1 million shares may be awarded in a form other than options or stock appreciation rights. The maximum number of shares that may be subject to incentive stock options is 1,700,000.

      The shares may be newly issued or Common Stock reacquired by the Company. If there is a lapse, forfeiture, expiration, termination or cancellation of any award made under the Incentive Plan for any reason, the shares subject to the award will again be available for issuance. In addition, if any award is settled for cash, or if any portion of an award or any shares subject to an award are delivered to the Company by a participant, or withheld by the Company on behalf of a participant, as payment for an award or payment of withholding taxes due in connection with an award, they will again be available for issuance, and only the net number of shares delivered to the participant will count toward the number of shares issued under the Incentive Plan. In the event of any reorganization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, change in the capital structure of the Company, payment of any extraordinary dividend or similar corporate transaction, the Committee or the Board shall make adjustments as it deems appropriate to preserve the benefits of the Incentive Plan and awards granted under the Incentive Plan, including, but not limited to, adjustment of the number and kind of shares reserved for issuance under the Incentive Plan or covered by outstanding awards.

      Awards. The types of awards available under the Incentive Plan are as follows:

      Stock Options. The Incentive Plan provides for the grant of non-qualified stock options and incentive stock options, subject to terms and conditions determined by the Committee. Stock options granted under the Incentive Plan may qualify as incentive stock options if the terms and conditions satisfy the requirements of Section 422 of the Internal Revenue Code. The exercise prices at which and the periods during which stock options may be exercised are fixed by the Committee, but the exercise price will not be less than 100% of the fair market value of the shares on the date of the grant and the term will not be more than 10 years. On March 31, 2006, the closing price of the Common Stock as reported on The New York Stock Exchange was $47.78 per share. Stock options are exercisable as provided in the stock option agreement. Upon exercise of a stock option, payment of the exercise price must be made in full, as set forth in the stock option agreement.

      Stock Appreciation Rights. Stock appreciation rights may be awarded under the Incentive Plan, subject to terms and conditions determined by the Committee. Each right will permit the participant to receive the difference between the fair market value of the shares on the date of exercise of the right and the aggregate exercise price thereof. The exercise prices at which and the periods during which the stock appreciation rights may be exercised are fixed by the Committee, but the exercise price will not be less than 100% of the fair market value of the shares on the date of grant. Upon exercise, stock appreciation rights will be paid in cash or in shares of Common Stock (based upon the fair market value on the date of exercise) or a combination thereof, as set forth in the stock appreciation right agreement.

      Stock Awards. Stock awards may be granted to participants in the Incentive Plan, consisting of shares granted without any consideration or shares sold to the participant for appropriate consideration as determined by the Committee. These awards will be subject to terms and conditions determined by the Committee, which may include restrictions on transferability, requirements for meeting specified performance goals, and forfeiture of the shares under certain circumstances prescribed by the Committee.

      Performance Shares. Performance shares may be granted to participants in the Incentive Plan, subject to terms and conditions determined by the Committee and based upon performance goals established by the Committee. The Committee will establish performance goals and targets for participants for achievement of the performance goals and will award shares of Common Stock or cash to the participant if the performance goals and targets are achieved for the designated performance period. These awards will be subject to terms and conditions determined by the Committee, which may include restrictions on transferability, requirements for meeting specified performance goals, and forfeiture of the shares under certain circumstances prescribed by the Committee.

      Stock Units. Stock units may be granted to participants in the Incentive Plan, subject to terms and conditions determined by the Committee. Each stock unit entitles the participant to receive, on a specified date or event determined by the Committee or selected by a director or officer, if applicable, one share of Common Stock of the Company or cash equal to the fair market value of a share on such date or event, as provided in the stock unit agreement.

      Performance Units. Performance units may be granted to participants in the Incentive Plan, subject to terms and conditions determined by the Committee. Each performance unit entitles the participant to receive cash or shares of Common Stock of the Company upon the attainment of performance goals established by the Committee.

      Dividend Equivalent Rights. Dividend equivalent rights may be granted to participants, subject to terms and conditions determined by the Committee. Dividend equivalent rights provide for the payment of dividends or other distributions on shares designated in an award to the participant of stock, stock units, performance shares or performance units as if the participant were the holder of such shares.

      Amendment. The Committee may, from time to time, suspend, terminate, revise or amend the Incentive Plan or terms of any grant without the approval of stockholders, unless such approval is required by applicable law, regulation or rule of any stock exchange on which the shares are listed.

      Awards Granted Under the Incentive Plan and 2001 Stock Incentive Plan. No awards will be made under the Incentive Plan until stockholder approval is obtained. Future awards under the Incentive Plan have not been determined. The Company made the following grants in 2005 and through March 31, 2006 under its 2001 Stock Incentive Plan:

	2005	2006
	Stock units	Stock units	Stock options

Robert W. Grubbs	60,000	54,439	0
Dennis J. Letham	26,000	18,146	0
John A. Dul	8,500	7,712	0
Terrance A. Faber	8,000	0	40,000
Rodney A. Shoemaker	3,500	2,916	0
All executive officers, including the above	109,000	85,805	40,000
All directors who are not executive officers	15,513	8,470	0
All employees other than those who are executive officers	153,183	146,541	128,000

      The stock units granted to officers and employees vest annually in thirds beginning on the second anniversary of the grant, and will convert to shares on a one-for-one basis when they vest, unless an officer has elected prior to the grant to defer conversion until a later date. Stock units are granted to directors quarterly and convert to shares on a one-for-one basis at the time selected by each recipient prior to grant. The stock units are vested when granted to directors. For a further description of the stock units granted to the individuals named above, see “Executive Compensation — Summary Compensation Table” in this Proxy Statement.

      Stock options were granted in 2006 to one officer and three other key employees. The exercise price was the closing price of the Company’s common stock on the date of grant. The options vest annually in thirds beginning on the fourth anniversary of their grant.

      The 2001 Stock Incentive Plan and the Incentive Plan expressly prohibit repricing of options or stock appreciation rights granted under the Plans without shareholder consent.

Summary of Federal Income Tax Implications of Participation in the Incentive Plan.

      The following is a summary of the Federal income tax consequences of the Incentive Plan. It is based on the federal tax laws and regulations currently in effect and existing administrative rulings of the Internal Revenue Service. Participants may also be subject to state and local taxes in connection with the grant of awards under the Incentive Plan. Participants should consult with their individual tax advisers to determine the tax consequences associated with awards granted under the Incentive Plan. This information may not be applicable to employees of foreign subsidiaries or to employees who are not residents of the United States.

      Non-Qualified Stock Options. A participant will not recognize any income at the time of grant. At exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the option is exercised. The Company generally will receive a tax deduction for the same amount of ordinary income recognized by the participant. When the participant sells these shares, any gain or loss recognized by the participant is treated as either short-term or long-term capital gain or loss depending on whether the participant has held the shares more than one year.

      Incentive Stock Options. A participant will not recognize income at the time of grant. If the participant does not make a disqualifying disposition of the shares received at exercise within one year after the date of exercise or within two years after the date of grant, the participant will not recognize any income, for federal income tax purposes, at the time of the exercise. When the participant sells the shares issued pursuant to the incentive stock option, the participant will be taxed, for federal income tax purposes, as a long-term capital gain on any amount recognized by the participant in excess of the exercise price, and any loss sustained by the participant will be a long-term capital loss. No deduction will be allowed to the Company for federal income tax purposes. If, however, the participant sells the shares before the expiration of the holding periods, the participant will recognize ordinary income on the difference between the exercise price and the fair market value at exercise, and the Company generally will receive a tax deduction in the same amount. Upon exercise of an incentive stock option, the excess of the fair market value over the exercise price is an item of tax preference to the participant for purposes of determining the alternative minimum tax.

      In order to qualify as an incentive stock option, the option must be exercised within three months after the participant’s termination of employment for any reason other than death or disability and within one year after termination of the participant’s employment due to disability. If the option is not exercised within this time period, it will be treated as a non-qualified stock option and taxed accordingly.

      Stock Awards/ Units and Performance Shares/ Units. If the participant receives a stock award, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of the restriction period without forfeiture. A participant generally will recognize ordinary income when he receives shares or cash pursuant to the settlement of stock units, performance shares or performance units, provided that if the shares are subject to any restrictions on transfer, the participant will recognize ordinary income upon becoming entitled to transfer the shares at the end of the restriction period without forfeiture. The amount of income the participant recognizes will be equal to the fair market value of the shares on such date, or the amount of cash received, less the amount paid by the participant for the shares. This amount will also be the participant’s tax basis for the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. In addition, the holding period begins on the day the restrictions lapse, or the date the shares are received if not subject to any restrictions, for purposes of determining whether the participant has long-term or short-term capital gain or loss on a subsequent sale of the shares. The Company generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.

      If a participant who receives a stock award or performance shares subject to restrictions makes an election under Section 83(b) of the Code within 30 days after the date of the grant, the participant will have ordinary income equal to the fair market value on the date of grant, less the amount paid by the participant for the shares, and the participant will recognize no additional income until the participant subsequently sells the shares. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. When the participant sells the shares, the tax basis will be equal to the fair market value on the date of grant, less the amount paid by the participant for the shares and the holding period for capital gains purposes begins on the date of the grant. If the participant forfeits the shares subject to the Section 83(b) election, the participant will not be entitled to any deduction, refund, or loss for tax purposes (other than a capital loss with respect to the amount previously paid by the participant), and the Company will have to include the amount that it previously deducted from its gross income in the taxable year of the forfeiture.

      Stock Appreciation Rights. A participant will not recognize any income at the time of grant. Upon exercise, the participant will recognize ordinary income equal to the amount received upon exercise. The participant will be responsible for remitting to the Company the withholding tax obligation that arises at the time the ordinary income is recognized. The Company generally will be entitled to a deduction with respect to the ordinary income recognized by the participant.

WE RECOMMEND THAT YOU VOTE FOR THE APPROVAL OF

THE ANIXTER INTERNATIONAL INC. 2006 STOCK INCENTIVE PLAN

PROPOSAL 3:     RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP

      The Audit Committee has re-appointed Ernst & Young LLP to serve as independent auditors. Although the Company’s governing documents do not require the submission of the selection of independent auditors to the stockholders for approval, the Board considers it desirable that the appointment of Ernst & Young LLP be ratified by the stockholders. For further information regarding Ernst & Young LLP, please reference the Report of Audit Committee and Independent Auditors and Their Fees.

WE RECOMMEND THAT YOU VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP

AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL 2006

BOARD AND COMMITTEE MEETINGS

      The Audit Committee currently consists of Messrs. Klein (Chair), Crandall, Muñoz and Ms. Bynoe, each of whom are “independent” as defined in Sections 303.01(B)(2)(a) and (3) of the listing standards of the New York Stock Exchange. Mr. Crandall has been designated as the “audit committee financial expert,” as defined by the Securities and Exchange Commission. The Board has determined that Mr. Crandall’s service on the audit committees of three other public companies does not impair his ability to effectively serve on the Company’s Audit Committee. Pursuant to its written charter, the Audit Committee provides a general review of the Company’s accounting and auditing procedures, selects its independent auditors, meets with the Company’s independent auditors to review their recommendations, and reviews related party transactions. The Audit Committee held nine meetings in 2005.

      The Compensation Committee, currently consisting of Mr. Handy (Chair), Lord Blyth, Ms. Bynoe, Messrs. Crandall, Klein, Muñoz, Sloan and Theobald, each of whom meet the independence requirements of the New York Stock Exchange, exercises all powers of the Board of Directors in connection with compensation matters, including incentive compensation, benefit plans and stock grants. The Compensation Committee held four meetings in 2005.

      The Executive Committee, currently consisting of Samuel Zell (Chair) and Messrs. Crandall and Klein, exercises the full powers of the Board of Directors to the extent permitted by law in the intervals between Board meetings. The Executive Committee did not meet in 2005.

      The Nominating and Governance Committee, currently consisting of Mr. Crandall (Chair), Lord Blyth, Ms. Bynoe, Messrs. Handy, Klein, Muñoz, Sloan and Theobald, each of whom meet the independence requirements of the New York Stock Exchange, identifies and recommends director nominees, advises the Board of Directors on corporate governance issues and Board organization, and assesses Board performance. The Nominating & Governance Committee will consider candidates submitted by shareholders on the same basis as other candidates. Shareholders desiring to recommend a candidate for nomination at an annual stockholder’s meeting must notify the Company’s Secretary no later than 120 days prior to the first anniversary of the date of the most recent annual meeting proxy statement. Communications should be sent to: Secretary, Anixter International Inc., 2301 Patriot Boulevard, Glenview, IL 60026. Communications must set forth: the name, age, business address and residence address, e-mail address and telephone number of the proposed nominee; the principal occupation or employment of the proposed nominee; the name and record address of the shareholder who is submitting the notice; and a description of all arrangements or understandings between the shareholder who is submitting the recommendation and the proposed nominee. The Nominating and Governance Committee held four meetings in 2005.

      The Board of Directors held four meetings in 2005. Each of the directors attended 75 percent or more of the total of all meetings held by the Board and the committees on which the director served.

      The Board determines the independence of its directors by requiring each of them to complete and return a questionnaire which solicits information relevant to a determination of independence under applicable rules and listing standards, as well as any other direct or indirect relationship that the director may have with the Company. Independence is determined by the Board after presentation and discussion of questionnaire responses. Based on this procedure, the following directors were found to be independent: Lord Blyth, Linda Walker Bynoe, Robert Crandall, F. Philip Handy, Melvyn Klein, George Muñoz, Stuart Sloan, Thomas Theobald, Matthew Zell and Samuel Zell.

CORPORATE GOVERNANCE

Executive Sessions and Communication with the Board of Directors and Non-Management Directors

      The Chairman of the Board of Directors presides over executive sessions of the Board. If he is not present, the presiding director for the meeting is selected by the non-management directors present.

      Shareholders and other parties interested in communicating directly with the Board of Directors, individual directors, the presiding director or the non-management Directors may do so by directing such communications to the Company’s Secretary at: Secretary, Anixter International Inc., 2301 Patriot Boulevard, Glenview, IL 60026 and should prominently indicate on the outside of the envelope that it is intended for the board of directors, individual directors, the presiding director, or for non-management directors. Each communication intended for members of the Board of Directors and received by the Secretary will be reviewed by the Secretary. Communications related to the operation of the Company which are not sales solicitations or of a similar commercial nature will be forwarded to the specified party or parties.

Governance Guidelines and Charters

      The operation of the Board of Directors is governed by the Company’s by-laws and Corporate Governance Guidelines. The operations of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee are governed by the charters for each committee. The Corporate Governance Guidelines and the committee charters can be viewed on the Company’s website at: http://www.anixter.com/ AXECOM/ US.NSF/ InvestorRelations/ CorporateGovernance. Copies of these documents can be obtained by writing the Company’s Secretary at: Secretary, Anixter International Inc., 2301 Patriot Boulevard, Glenview, IL 60026.

Code of Ethics

      The Company has a longstanding Business Ethics and Conduct Policy which is applicable to all employees, directors and officers, including the principal executive officer, the principal financial officer and the principal accounting officer. The Company’s Business Ethics & Conduct Policy can be viewed on the
Company’s website at: http://www.anixter.com/ AXECOM/ US.NSF/ InvestorRelations/CorporateGovernance.
Copies of this document can be obtained by writing to the Company’s Secretary at: Secretary, Anixter International Inc., 2301 Patriot Boulevard, Glenview, IL 60026.

Other Matters

      In order to be considered for nomination to the Company’s Board, a nominee may not hold more than five directorships at other public companies unless the nominee gives notice of the intent to resign from the number of boards required to bring the total number of directorships (including the Company) to no more than six.

      Although there are no minimum stock ownership guidelines for directors, the Company encourages ownership by paying the entire annual retainer in stock units.

      The Company will pay for directors to attend up to two director education courses per year. Ms. Bynoe and Messrs. Crandall and Theobald have attended accredited courses.

EXECUTIVE COMPENSATION

      The following tables set forth information about the compensation of the chief executive officer and the four other most highly compensated executive officers of the Company.

Summary Compensation Table

					Long Term
					Compensation
					Awards

	Annual Compensation				Securities
				Other Annual	Underlying	All Other
Name &		Salary	Bonus	Compensation(1)	Stock Units(2)	Compensation(3)
Principal Position	Year	($)	($)	($)	($)	($)

Robert W. Grubbs	2005	805,000	1,087,500	23,672	2,243,400	3,500
President & Chief	2004	690,000	975,000	22,874 (4)	1,220,000	3,075
Executive Officer	2003	650,000	356,930	—	976,000	3,000
Dennis J. Letham	2005	385,000	524,675	16,351	972,140	3,500
Senior Vice President—	2004	357,500	510,900	14,908 (4)	610,000	3,075
Finance and Chief	2003	340,000	198,340	—	439,200	3,000
Financial Officer
John A. Dul	2005	230,000	135,500	1,501	317,815	3,040
Vice President—	2004	210,000	118,200	604	137,250	3,075
General Counsel	2003	200,000	48,500	—	97,600	3,000
and Secretary
Terrance A. Faber	2005	210,000	120,000	357	299,120	3,500
Vice President—	2004	194,000	114,000	207	122,000	3,075
Controller	2003	187,000	51,000	—	85,400	3,000
Rodney A. Shoemaker	2005	183,000	103,600	1,041	130,865	3,014
Vice President—	2004	173,500	91,000	513	91,500	3,257
Treasurer	2003	167,000	47,000	—	73,200	2,946

      (1) Represents above-market earnings on deferred compensation.

(2)	Value of restricted stock units on the date granted. Stock units vest annually in thirds beginning on the second anniversary of the grant. Holders of stock units are entitled to receive any distributions on the stock of the Company or an equitable adjustment to the number of stock units based on such distribution. At December 31, 2005, the aggregate values of restricted stock and restricted stock units held by

Messrs. Grubbs, Letham, Dul, Faber and Shoemaker were respectively, $4,955,213, $2,268,960, $612,893, $560,707 and $332,520.

(3)	Contributions to employee savings plan.

(4)	In addition to above market earnings on deferred compensation, also includes $9,139 and $5,420 for Messrs Grubbs and Letham, respectively, paid for the additional tax impact of the 2004 dividend on unvested shares under equity compensation plans.

Aggregated Option Exercises in Last Fiscal Year,

and Fiscal Year-End Option Value

			Number of
			Securities
			Underlying	Value of Unexercised
			Unexercised Options	In-the-Money Options
	Shares	Value	at FY-End (#)	at FY-End ($)
	Acquired on	Realized	Exercisable/	Exercisable/
Name	Exercise (#)	($)	Unexercisable	Unexercisable

Robert W. Grubbs	77,500	1,685,338	1,162,374/58,495	24,760,699/978,621
Dennis J. Letham	66,383	1,352,644	396,774/21,936	8,512,628/366,989
John A. Dul	0	0	31,001/2,340	668,027/39,148
Terrance A. Faber	0	0	12,400/2,340	212,026/39,148
Rodney A. Shoemaker	1,053	18,912	22,228/2,340	442,542/39,148

Pension Plan Table

Annual
Remuneration	Years of Service
on which Benefits
are Based	5 Years	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years

200,000	11,000	23,000	34,000	46,000	57,000	69,000	69,000
300,000	18,000	36,000	54,000	72,000	90,000	108,000	108,000
400,000	24,000	49,000	73,000	98,000	122,000	147,000	147,000
500,000	31,000	62,000	93,000	124,000	155,000	186,000	186,000
600,000	37,000	75,000	112,000	150,000	187,000	225,000	225,000
700,000	44,000	88,000	132,000	176,000	220,000	264,000	264,000
800,000	50,000	101,000	151,000	202,000	252,000	303,000	303,000
900,000	57,000	114,000	171,000	228,000	285,000	342,000	342,000
1,000,000	63,000	127,000	190,000	254,000	317,000	381,000	381,000
1,250,000	80,000	159,000	239,000	319,000	398,000	478,000	478,000
1,500,000	96,000	192,000	288,000	384,000	480,000	576,000	576,000
1,750,000	112,000	224,000	337,000	449,000	561,000	673,000	673,000
2,000,000	128,000	257,000	385,000	514,000	642,000	771,000	771,000
2,250,000	145,000	289,000	434,000	579,000	723,000	868,000	868,000

      Above amounts are annual straight life annuity amounts payable upon retirement at age 65 under the Anixter Inc. funded and unfunded defined benefit plans (the “Plans”) for Messrs. Grubbs, Letham, Dul, Faber and Shoemaker, who have 28, 13, 17, 6 and 20 years of service, respectively. The annual compensation on which benefits are based includes salary and bonus paid to the employee in a year (for instance, 2005 compensation includes salary shown in the Summary Compensation Table for 2005 and bonus shown in the Summary Compensation Table for 2004). Benefits under the Plans are not subject to any deductions for social security or other offset amounts.

      Effective as of August 4, 2004, Mr. Grubbs and Mr. Letham participate in the Anixter Inc. Supplemental Executive Retirement Plan (the “SERP”). The SERP benefits are offset by the pension benefits described above. Under the SERP, Mr. Grubbs is eligible to receive a monthly normal retirement benefit at age 65 equal to 50% of his final average pay, offset by the retirement benefits payable to him under the Plans. Mr. Grubbs can elect to commence receiving his benefits as early as age 54, in which case his SERP benefit will be actuarially reduced (using the factors set forth in the qualified defined benefit plan), subject to a minimum annual benefit of $550,000. Under the SERP, Mr. Letham is eligible to receive a monthly normal retirement benefit at age 65 equal to 50% of his final average pay, offset by the retirement benefits payable to him under the Plans. Mr. Letham can elect to commence receiving his benefits earlier, in which case his retirement benefit will be actuarially reduced (using the factors set forth in the qualified defined benefit plan). In each case, “final average pay” means the highest average monthly salary and regular bonus paid during a 60-consecutive month period occurring in the 120-month period prior to termination of employment. The estimated annual benefits payable to Mr. Grubbs at age 54 is $550,000 and to Mr. Letham at age 65, based on the current final average pay, is approximately $322,950.

COMPENSATION OF DIRECTORS

      In 2005, the Company paid its non-employee directors (except the Chairman of the Board) annual retainers of $125,000 payable in stock units which will convert to Common Stock at the pre-arranged time selected by each director, $2,500 for each Board, Compensation Committee and Nominating and Governance Committee meeting attended, and a $5,000 annual retainer for the chair of each of these committees. Audit Committee members received $3,500 for each meeting attended, and the chair received an annual retainer of $10,000.

      The Chairman of the Board received an annual retainer of $200,000 payable in stock units as described above, and did not receive meeting fees.

      Directors are reimbursed for any expenses they incur in attending meetings.

EMPLOYMENT CONTRACTS AND TERMINATION OF

EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

      Messrs. Grubbs and Letham are each employed pursuant to contracts with the Company that provide certain benefits following a change of control of the Company. A change of control under each contract will occur if any third person (other than Samuel Zell and his affiliates) acquires more than 50% of the Common Stock of the Company, or substantially all the assets of the Company, or owns more than 50% of the common stock of any entity resulting from a merger with the Company, or if the majority of the directors of the Company is comprised of individuals who are not nominated by the Board of Directors of the Company, or if the shareholders approve a plan of liquidation or dissolution.

      Each contract is terminable immediately without notice by the Company or on 90 days’ notice by the executive, or earlier if there is good cause for termination of employment. Good cause for termination by the executive includes material breach of the contract by Company, material adverse change in the executive’s title or authority, assigning the executive duties which are inconsistent with the duties historically defined, changing to whom the executive reports, and the relocation of the Company’s principal business office to more than 100 miles from its current location within two years of a change in control. Good cause for termination by the Company includes illegal or unethical acts or omissions by the executive that could materially injure the Company or that the Board determines to be a detriment to the executive’s position or his ability to perform, willful and material breach of executive’s fiduciary obligations or of the contract, or willful failure or refusal to follow the lawful and good faith directions of the Board. If employment is terminated by the executive for good cause or by the Company without good cause, the executive is entitled to certain benefits. These benefits include (i) payment of a pro rata portion of his bonus for the year in which termination occurs and a termination bonus equal to the sum of the two bonuses actually received in the two years immediately prior to termination, (ii) payment of his salary for the next two years, (iii) all his restricted stock units and options to purchase stock will vest immediately, if termination is by Company without good cause within two years of a change in control, and the options will continue to be exercisable over their remaining life, and (iv) his medical and life insurance coverage will continue for two years after termination. However, the amounts due to executive shall be limited if such payments would constitute “excess parachute payments” within Section 280G of the Internal Revenue Code so that executive shall not receive greater than 333% of the “base amount” (as defined in Section 280G of the Code) or 299.99% of the “base amount” plus $100,000.

      Each contract contains restrictive covenants that remain in effect until the end of the two-year severance period. The restrictive covenants prohibit the executive from (i) the solicitation for employment of any Company employees or former employees employed by the Company within six months of the solicitation; (ii) directly or indirectly engaging or assisting any person in engaging in any activities competitive to the Company; (iii) attempting to divert, solicit or assist others in soliciting a current or prospective customer, supplier, contractor or service provider of Company or an affiliate; and (iv) making any critical or disparaging comments about the Company or an affiliate.

COMPENSATION COMMITTEE INTERLOCKS AND

INSIDER PARTICIPATION

      Lord James Blyth, Robert Crandall, F. Philip Handy, Melvyn Klein, George Muñoz, Stuart Sloan, Thomas Theobald and Maggie Wilderotter were members of the Compensation Committee of the Board of Directors in 2005.

      During the year ended December 31, 2005, no person who is or was formerly an officer or employee of the Company or any of its subsidiaries served as (i) a member of the Compensation Committee; (ii) a member of the compensation committee (or other board committee or full board performing equivalent functions) of another entity, one of whose executive officers served on the Board of Directors of the Company; or (iii) a director of another entity, one of whose executive officers served on the Board of Directors of the Company.

      Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report on Executive Compensation, the Audit Committee Report and the Performance Graph presented below shall not be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

      The Compensation Committee oversees the compensation program for the Company’s executive officers, including the executives named in the Summary Compensation Table (“named executive officers”), in accordance with the Company’s Compensation Committee Charter (a copy of which is available on the Company’s website at http://www.anixter.com/AXECOM/US.NSF/InvestorRelations/CorporateGovernance).

      Under the compensation policy, the Compensation Committee sets base salaries, annual bonuses and long-term incentive opportunities at or above the median of the range paid by other companies to executives holding comparable positions. Once an executive’s performance is established at a level the Compensation Committee believes is at or above expectations, individual compensation could be consistently above the median. The Compensation Committee selects companies to comprise the comparison group which it believes are representative of the types of companies with which the Company competes for executives. The companies in the comparison group are of various sizes and in several industries and have no correlation to the companies included in the peer group used in the “Performance Graph.”

      Base Salary. Each year, the Compensation Committee establishes the base salary of each of the executive officers within the applicable range based on the prior performance and seniority of the executive officer. The base salaries paid in 2005 to each of the executive officers were within the prescribed ranges. Mr. Grubbs was paid $805,000 base salary in 2005, which represents a 16.7% increase from his 2004 salary. Salaries paid in 2005 to the named executive officers are shown in the “Salary” column of the Summary Compensation Table in this Proxy Statement.

      Annual Incentive Compensation. The Company’s executive officers are eligible to participate in the Company’s Management Incentive Plan approved by the shareholders in 2004. Incentive awards made for 2005 to the named executive officers are shown in the “Bonus” column of the Summary Compensation Table in this Proxy Statement.

      The target incentive opportunities for the executive officers who were selected to participate in the Management Incentive Plan in 2005 (other than Mr. Grubbs) were set by the Compensation Committee at the beginning of the year at 39% to 95% of base salary. Seventy to 75% of this opportunity was based on the financial results of the Company and the remainder was based on the achievement of specified qualitative goals. The components of the financial results were operating earnings and return on tangible capital, with the weighting dependent upon the executive officer’s responsibilities. Incentive awards for 2005 for these executive officers ranged from 135% to 144% of target incentive opportunities because the Company’s financial goals were exceeded, and the qualitative goals in the aggregate of each executive officer, were met or exceeded.

      Mr. Grubbs’ incentive target opportunity for 2005 was set by the Compensation Committee at 90% of his salary, with 38% of this opportunity determined by the operating earnings of the Company, 37% of this opportunity determined by the Company’s return on tangible capital, and 25% of this opportunity determined by the achievement of qualitative goals, with no weighting among these goals. Mr. Grubbs was awarded a regular incentive bonus for 2005 of $1,087,500, which represents 150% of his incentive target opportunity because both the Company’s financial goals and Mr. Grubbs’ qualitative goals were exceeded.

      The Compensation Committee reviews the approved incentive awards to ensure that they do not exceed the limits set forth in the Management Incentive Plan: for each year, the Compensation Committee establishes an award pool equal to 3% of the Company’s operating income before extraordinary and nonrecurring items reported on the Company’s consolidated statements of operations for the plan year. The total amount of all awards for any year may not exceed the amount in the award pool for that year, and the maximum award for any participant in a given year may not exceed 50% of the applicable award pool. The Compensation Committee may, in its discretion, decrease the size of the award pool or the maximum award for any participant.

      Incentive compensation for 2006 will be determined in accordance with the Management Incentive Plan.

      Equity-Based Awards. In 2005, the Compensation Committee granted awards of restricted stock units to selected executive officers under the Company’s Stock Incentive Plan. Grants of restricted stock units made to the named executive officers are shown in the “Long-Term Compensation Awards” column of the Summary Compensation Table in this Proxy Statement.

      One-third of the units vest on each anniversary of the grant date beginning with the second anniversary of the grant date. Units convert to unrestricted shares of stock on the date they vest, except that with respect to units granted in 2005 and later years, executive officers covered by Section 162(m) of the Internal Revenue Code may make an advance election to select the date as of which their vested units will be settled in stock. If such executive officer is covered by Section 162(m) on the selected conversion date, the resulting payment may not be fully deductible by the Company for federal income tax purposes. (See below for a more detailed discussion of Code Section 162(m).) In 2005, the Compensation Committee made a grant to Mr. Grubbs of 60,000 stock units.

      Retirement Benefits. Messrs. Grubbs and Letham participate in a supplemental pension plan. The plan is described under the heading “Pension Plan Table” in this Proxy Statement.

      Section 162(m) of the Internal Revenue Code limits the deductibility for federal income tax purposes of executive compensation paid to the chief executive officer and the four other most highly compensated officers of a public company to $1,000,000 per year, but contains an exception for certain performance-based compensation. Base salary does not by its nature qualify as performance-based compensation under Section 162(m). It is the policy of the Company to structure its incentive and equity-based compensation in a manner which will avoid the limitations imposed by Section 162(m) to the extent it can reasonably do so consistent with its goal of retaining and motivating its executives in a cost effective manner. The Company’s previous grants of stock options under its stock option plans and awards under its Management Incentive Plan qualify as “performance-based compensation” under Section 162(m). Restricted stock units granted under the Company’s Stock Incentive Plan generally are not considered performance-based, and may not be fully deductible if paid to an executive officer while he is subject to Section 162(m). (Retirement benefits generally are not subject to Section 162(m) since they typically are paid when the executives are no longer covered by Section 162(m).)

F. Philip Handy

Lord James Blyth
Robert L. Crandall
Melvyn N. Klein
George Muñoz
Stuart M. Sloan
Thomas C. Theobald

REPORT OF AUDIT COMMITTEE

      Pursuant to the Audit Committee Charter (a copy of which is available on the Company’s website at http://www.anixter.com/ AXECOM/ US.NSF/ InvestorRelations/ CorporateGovernance), the function of the Audit Committee is to oversee (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the independent auditors and the Company’s internal audit function. While the Audit Committee has the duties and powers set forth in its Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

      In fulfilling our oversight responsibilities, we reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the disclosures in the financial statements.

      We reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61). In addition, we discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board (including Independence Standards Board Standard No. 1), and considered the compatibility of nonaudit services provided by the auditors to the Company with their independence.

      We discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee regularly meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee also reviews proposed interim financial statements with management and the independent auditors. We held nine meetings during fiscal year 2005.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board of Directors has accepted that recommendation) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 30, 2005 for filing with the Securities and Exchange Commission. The Committee selects, subject to shareholder ratification, the Company’s independent auditors.

Melvyn N. Klein

Robert L. Crandall
George Muñoz
Stuart Sloan

PERFORMANCE GRAPH

      Below is a graph comparing total shareholder return on the Company’s Common Stock over the last five years with a broad equity market index and a peer group index as required by the rules of the Securities and Exchange Commission.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

(PERFORMANCE GRAPH)

	ANIXTER INTL INC	Russell 2000 Index	PEER GROUP

2000	100.00	100.00	100.00
2001	134.15	102.58	126.41
2002	107.50	81.56	97.06
2003	119.64	120.10	129.33
2004	173.32	142.12	158.27
2005	207.65	148.61	178.76

      The Company’s Peer Group Index consists of the following companies: Agilysys Inc., Arrow Electronics Inc., Avnet Inc., Fastenal Company, W.W. Grainger Inc., Ingram Micro, MSC Industrial Direct Co. Inc., Park Ohio Holdings Corp., Richardson Electronics Ltd., and Tech Data Corp. This peer group was selected based on a review of publicly available information about these companies and the Company’s determination that they are engaged in distribution businesses similar to that of the Company.

SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth, as of March 31, 2006, certain information with respect to the Common Stock that may be deemed to be beneficially owned (including options exercisable within 60 days) by each director or nominee for director of the Company, the officers named in the Summary Compensation Table and by all directors and officers as a group.

			Options
	Common		for Common		Percent
	Stock		Stock	Total	of Class

Name of Beneficial Owner(1)
Lord James Blyth	29,827	(2)	—	29,827	*
Linda Walker Bynoe	799	(3)	—	799	*
Robert L. Crandall	21,947	(4)	—	21,947	*
F. Philip Handy	91,887	(5)	—	91,887	*
Melvyn N. Klein	45,327	(6)	—	45,327	*
George Muñoz	5,123	(7)	—	5,123	*
Stuart Sloan	65,357	(2)	—	65,357	*
Thomas C. Theobald	55,732	(8)	—	55,732	*
Matthew Zell	19,703	(9)	—	19,703	*
Samuel Zell	5,235,858	(10)	—	5,235,858	13.5%
Robert W. Grubbs	211,354	(11)	1,134,675	1,346,029	3.4	% (12)
Dennis J. Letham	123,530	(13)	408,714	532,244	1.4	% (12)
John A. Dul	22,544	(14)	33,341	55,885	*
Terrance A. Faber	14,819	(15)	14,740	29,559	*
Rodney A. Shoemaker	11,531	(16)	22,813	34,344	*
All directors and executive officers as a group including the above named persons	5,966,045		1,635,340	7,601,385	18.8	% (12)

*	Percentage of shares beneficially owned does not exceed one percent of the class.

(1)	Unless otherwise indicated, each person included in the group has sole investment power and sole voting power with respect to the securities beneficially owned by such person.

(2)	Includes 29,827 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(3)	Includes 799 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(4)	Includes 19,947 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(5)	Includes 3,092 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(6)	Includes 8,927 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted and includes 4,000 shares held in trust for Mr. Klein’s minor children and of which Mr. Klein disclaims beneficial ownership.

(7)	Includes 2,415 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(8)	Includes 8,927 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(9)	Includes 14,203 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(10)	The shares of Common Stock shown in this table include: 4,647,147 of such shares are owned by Samstock/ SIT, L.L.C., which is held by trusts established for the benefit of Mr. Zell and his family (the “Zell Trusts”). 55,588 of such shares are owned by Samstock/ ZFT, L.L.C., whose sole member is ZFT Partnership, of which the general partners are the Zell Trusts. 55,587 shares are owned by Samstock/ Alpha, L.L.C., whose sole member is Alphabet Partners, of which the general partners are the Zell Trusts. The trustee of the Zell Trusts is Chai Trust Company, L.L.C. (“Chai Trust”). Mr. Zell is not an officer or director of Chai Trust and does not have voting or dispositive power over such common shares; 285,000 of such shares are owned by Samstock/ SZRT, L.L.C., whose sole member is the Samuel Zell Revocable Trust. Mr. Zell is sole trustee and beneficiary of the Samuel Zell Revocable Trust; and 169,075 shares and 23,461 common stock units are owned directly by Mr. Zell. Common stock units convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted. (See “Security Ownership of Principal Stockholders” below).

(11)	Includes 154,439 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(12)	All options are exercisable within 60 days of the date of this table which may be deemed to be beneficially owned by the person or persons for whom the calculation is being made are deemed to have been exercised for the purpose of calculating this percentage.

(13)	Includes 63,479 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(14)	Includes 20,545 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(15)	Includes 11,834 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(16)	Includes 9,416 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information as of March 31, 2006 with respect to the shares of the Company’s common stock that may be issued under the Company’s existing equity compensation plans.

	Number of Securities	Weighted-Average	Number of Securities
	to be Issued Upon	Exercise Price of	Remaining Available
	Exercise of Outstanding	Outstanding	for Future Issuance
	Options, Warrants,	Options, Warrants,	Under Equity
	and Rights	and Rights	Compensation Plans(4)

Equity compensation plans approved by security holders	3,758,942	$18.49 (3)	188,435
Equity compensation plans not approved by security holders:
2001 Mid-level stock option plan	231,213 (1)	$21.54	0
1998 Mid-level stock option plan	14,040 (2)	$14.91	0

Total	4,004,195	$18.70	188,435

(1)	Pursuant to this Plan, the Compensation Committee of the Board of Directors can approve the grant to mid-level employees of options to purchase up to 700,000 shares of the Company’s Common Stock (“Shares”). The exercise price of the option shall not be less than the fair market value of a corresponding number of Shares as of the date of grant, no person may be granted options to purchase more than 25,000 Shares, no options may be granted to any officer and no options may be granted after the 2001 annual meeting of the Company’s stockholders. Options granted vest annually in fourths beginning on the anniversary of the grant date.

(2)	Pursuant to this Plan, the Compensation Committee of the Board of Directors can approve the grant to mid-level employees of options to purchase up to 360,500 shares of the Company’s Common Stock

(“Shares”). The exercise price of the option shall not be less than 85% of the fair market value of a corresponding number of Shares as of the date of grant, no person may be granted options to purchase more than 5,000 Shares and no options may be granted after December 31, 1998. Options granted vest annually in fourths beginning on the anniversary of the grant date.

(3)	Excludes from the weighted-average price (but not from the number of securities to be issued upon exercise of outstanding options, warrants and rights) 867,629 stock units that have been granted at no cost to the participant.

(4)	Shares represented in this column are available under the 2001 Stock Incentive Plan.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

      The following table sets forth information as of March 31, 2006 with respect to each person who is known by the management of the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

Title	Name and Address of	Amount and Nature of	Percent
of Class	Beneficial Owner	Beneficial Ownership	of Class

Common	Ariel Capital Management, Inc.	7,522,869(1)	19.3%
	200 East Randolph Drive
	Suite 2900
	Chicago, Illinois 60601
Common	Samstock/SZRT, L.L.C.	285,000(2)	13.5%
	Samstock/SIT, L.L.C.	4,647,147(2)
	Samstock/ZFT, L.L.C.	55,588(2)
	Samstock/Alpha, L.L.C.	55,587(2)
	Samuel Zell	192,536(2)
	Two North Riverside Plaza
	Chicago, Illinois 60606
Common	Lord, Abbett & Co. L.L.C.	3,016,296(3)	7.8%
	90 Hudson Street
	Jersey City, NJ 07302
Common	Merrill Lynch & Co. Inc.	2,684,666(4)	6.9%
	World Financial Center, North Tower
	250 Vesey Street
	New York, NY 10381

(1)	According to a Schedule 13G, dated February 13, 2006, Ariel Capital Management, Inc. has sole power to vote 6,065,894 shares and sole power to dispose of 7,522,869 shares.

(2)	Samstock/SZRT, L.L.C. is a limited liability company whose sole member is the Samuel Zell Revocable Trust, of which Samuel Zell is the trustee and beneficiary. Samstock/ SIT, L.L.C. is a limited liability company whose sole member is the Sam Investment Trust, whose trustee is the Chai Trust Company, L.L.C., a limited liability company. The beneficiaries of the Sam Investment Trust are Samuel Zell and members of his family. Samstock/ZFT, L.L.C. is a limited liability company whose sole member is ZFT Partnership, an Illinois general partnership, whose sole partners are various trusts for the benefit of Samuel Zell and members of his family. Samstock/Alpha, L.L.C. is a limited liability company whose sole member is Alphabet Partners, an Illinois general partnership, whose sole partners are various trusts for the benefit of Samuel Zell and members of his family. The amounts shown include 23,461 common stock units.

(3)	According to a Schedule 13G, dated February 1, 2006, Lord, Abbett & Co. L.L.C. has sole power to vote and dispose of 3,016,296 shares.

(4)	According to a Schedule 13G dated February 8, 2006, Merrill Lynch & Co. (on behalf of Merrill Lynch Investment Managers) has shared voting power and shared dispositive power of 2,684,666 shares.

INDEPENDENT AUDITORS AND THEIR FEES

      The Audit Committee has selected Ernst & Young LLP for reappointment as independent auditors of the Company for 2006. Ernst & Young LLP (and predecessor firm) have audited the Company’s financial statements since 1980. Representatives of Ernst & Young LLP, who are expected to be present at the meeting, will be given an opportunity to make a statement if they so desire and to respond to appropriate questions asked by stockholders.

Audit Fees

      Fees for audit services totaled approximately $2,818,700 in 2005 and approximately $2,986,100 in 2004, including fees associated with the annual audit, reviews of the Company’s quarterly reports on Form 10-Q, other SEC filings, statutory audits of foreign subsidiaries, and the audit of management’s assessment and Report on Internal Control Over Financial Reporting required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees

      Fees for audit-related services totaled approximately $8,000 in 2005 and approximately $59,300 in 2004.

Tax Fees

      Fees for tax services, including tax compliance, tax advice and tax planning (including expatriate tax services), totaled approximately $358,400 in 2005 and approximately $513,000 in 2004.

All Other Fees

      There were no fees for other services in 2005 or 2004.

Pre-Approval Policies and Procedures

      The Audit Committee’s current practice is to consider for pre-approval annually all audit and non-audit services (including tax services) proposed to be provided by the independent auditors each year. The pre-approval policy is set forth in an Audit Committee position statement. In setting forth pre-approved services in its position statement, the Audit Committee details the particular services that may be provided and the policy reason why it is logical to use Ernst & Young, as opposed to another service provider for such services. Additional services may be provided without additional approval of the Audit Committee, so long as such services are pre-approved in the Audit Committee position statement, and the fees associated with such services do not exceed limits approved by the Audit Committee. Should the need arise to consider engaging Ernst & Young to provide non-audit services beyond the scope of what is outlined in the position statement or in an amount in excess of the amounts pre-approved by the Audit Committee, management shall bring such proposals to the Audit Committee Chairman for consideration. The Audit Committee Chairman shall have the authority to either act on behalf of the Audit Committee or to call a special meeting of the Audit Committee to consider any such proposal. In the event that the Audit Committee Chairman acts on behalf of the Audit Committee and pre-approves such service, the decision shall be reported at the next meeting of the full Audit Committee. In considering whether to approve non-audit services, the Audit Committee considers whether the provision of such services by Ernst & Young is compatible with the maintenance of that firm’s independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based solely upon its review of the Forms 3, 4 and 5 furnished to the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company believes that all of its directors, officers and beneficial owners of more than 10% of its common stock filed all such reports on a timely basis during 2005.

STOCKHOLDER PROPOSALS

      Proposals of stockholders intended to be presented at the 2007 Annual Meeting of Stockholders must be received by the Company at its principal offices by December 8, 2006 in order to be considered for inclusion in the Company’s Proxy Statement and Proxy relating to the 2007 Annual Meeting of Stockholders. In order for other business to be considered at the 2007 Annual Meeting of Stockholders, it must be received by the Company on or before April 3, 2007.

CONCLUSION

      The Board of Directors knows of no other matters to be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in accordance with their best judgment.

April 10, 2006

By Order of the Board of Directors

JOHN A. DUL, Secretary

APPENDIX A

ANIXTER INTERNATIONAL INC.

2006 STOCK INCENTIVE PLAN

      1. PURPOSE AND EFFECTIVE DATE. The Compensation Committee of the Board of Directors of Anixter International Inc. (the “Company”) has established this 2006 Stock Incentive Plan (the “Plan”) to facilitate the retention and continued motivation of key employees, consultants and directors and to align more closely their interests with those of the Company and its stockholders. The effective date of the Plan shall be the date it is approved by the Company’s stockholders at the 2006 Annual Meeting of Stockholders.

      2. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors, such other Board committee as the Board may designate, or by the Board itself (the “Committee”). The Committee shall be comprised of at least two members of the Board who satisfy the “non-employee director” definition set forth in Rule 16b-3 under the Securities Exchange Act of 1934 and the “outside director” definition under Section 162(m) of the Internal Revenue Code and the regulations thereunder. The Committee has the authority and responsibility for the interpretation, administration and application of the provisions of the Plan, and the Committee’s interpretations of the Plan, and all actions taken by it and determinations made by it shall be binding on all persons. The Committee may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan. No Board or Committee member shall be liable for any determination, decision or action made in good faith with respect to the Plan.

      3. SHARES SUBJECT TO PLAN.

      (a) A total of 1,700,000 shares of Common Stock of the Company (“Shares”) may be issued pursuant to the Plan. The Shares may be authorized but unissued Shares or Shares reacquired by the Company and held in its treasury. If all or any portion of the Shares otherwise subject to any award under the Plan are not delivered for any reason, including but not limited to, the cancellation, expiration, forfeiture or termination of any award, the settlement of any award in cash, the withholding of any portion of an award or of any Shares to fulfill the Company’s tax withholding obligations when income is recognized by participants in the Plan with respect to an award, such number of Shares shall be available again for issuance under the Plan.

      (b) The maximum number of Shares as to which a key employee can receive stock options in any calendar year is 400,000. No person may be granted, in any period of two consecutive years, awards covering more than an aggregate of 750,000 Shares. No more than 1,000,000 Shares may be issued pursuant to awards other than stock options or stock appreciation rights. The maximum number of Shares that may be subject to incentive stock options is 1,700,000.

      (c) In the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company, any payment of an extraordinary dividend or any similar corporate transaction, the Committee shall make such adjustments as it deems appropriate, in its sole discretion, to preserve the benefits or intended benefits of the Plan and awards granted under the Plan. Such adjustments may include: (i) adjustment in the number and kind of Shares reserved for issuance under the Plan; (ii) adjustment in the number and kind of Shares covered by outstanding awards; (iii) adjustment in the exercise price of outstanding stock options or stock appreciation rights, or the price of other awards under the Plan; (iv) adjustments to any of the Share limitations set forth above; and (v) any other changes that the Committee determines to be equitable under the circumstances.

      4. ELIGIBILITY. All key employees, consultants and directors of the Company and its subsidiaries are eligible to be selected to receive a grant under the Plan by the Committee. The Committee may condition eligibility under the Plan or participation under the Plan, and any grant or exercise of an award under the Plan on such conditions, limitations or restrictions as the Committee determines to be appropriate for any reason.

A-1

      5. AWARDS. The Committee may grant awards under the Plan to eligible persons in the form of stock options (including incentive stock options within the meaning of Section 422 of the Code), stock grants, stock units, restricted stock, restricted stock units, stock appreciation rights, performance shares and units and dividend equivalent rights, and shall establish the number of Shares subject to each such award and the terms thereof, subject to the following:

(a) All awards granted under the Plan shall be evidenced by agreements in such form and containing such terms and conditions not inconsistent with the Plan as the Committee shall prescribe.

(b) The exercise price of any option or stock appreciation right shall not be less than the fair market value of a corresponding number of Shares as of the date of grant and the term will not be more than 10 years.

(c) The Committee may, in its discretion, provide that any award granted under the Plan shall be subject to the attainment of performance goals. Performance goals may be based on one or more business criteria, including but not limited to: operating income; return on equity; earnings or earnings per share; Share price; return on assets; return on investment; cash flow; net income; expense management; or revenue growth. Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Committee. In addition, performance goals may be adjusted for any events or occurrences (including acquisition expenses, extraordinary charges, losses from discontinued operations, restatements and accounting charges and restructuring expenses), as may be determined by the Committee. With respect to each performance period established by the Committee, the Committee shall establish such performance goals relating to one or more of the selected business criteria and targets for participants for achievement of performance goals. The performance goals and performance targets established by the Committee may be identical for all participants for a given performance period or, at the discretion of the Committee, may differ among participants. Following the completion of each performance period, the Committee shall determine the extent to which performance goals for that performance period have been achieved and shall authorize the award of Shares or cash, as applicable, to the participant for whom the targets were established, in accordance with the terms of the applicable award agreements.

(d) No option or stock appreciation right may be repriced by amendment, substitution or cancellation and regrant. Adjustments pursuant to Section 3(c) above shall not be considered repricing.

      6. AMENDMENT OF THE PLAN. The Board of Directors or the Committee may from time to time suspend, terminate, revise or amend the Plan or the terms of any grant in any respect whatsoever without the approval of the stockholders of the Company, unless such approval is required by applicable law, regulation or rule of any stock exchange on which the shares are listed.

      7. APPLICABLE LAW. The Plan shall be governed by the laws of the State of Delaware, without regard to the conflict of law provisions of any state, and in the case of incentive stock options, Section 422 of the Internal Revenue Code.

      8. TERM OF PLAN. No awards shall be granted under the Plan on or after the 10th anniversary of the Plan’s effective date.

A-2

ELECTRONIC ACCESS TO FUTURE DOCUMENTS
NOW AVAILABLE

Anixter International Inc. (the “Company”) provides its annual reports and proxy solicitation materials, including notices to shareholders of annual meetings and proxy statements, over the Internet. If you give your consent to access these documents over the Internet, the Company will advise you when these documents become available on the Internet. Providing these documents over the Internet will reduce the Company’s printing and postage costs. Once you give your consent, it will remain in effect until you notify the Company or the Company’s transfer agent, National City Bank, Cleveland, OH, that you wish to resume mail delivery of the annual reports and proxy statements. Even though you give your consent, you still have the right at any time to request copies of these documents.
To give your consent, mark the box located on the attached card below.

ê Please fold and detach card at perforation before mailing. ê

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. Unless otherwise specified, this proxy will be voted FOR the election of all nominees, FOR proposal 2, and FOR proposal 3.

1.	Election of the following nominees as directors:
	☐	FOR all nominees		☐ WITHHOLD AUTHORITY
	(except as marked to the contrary below).			to vote for all nominees listed below.
	Nominees:	Lord James Blyth	Linda Walker Bynoe	Robert L. Crandall	Robert W. Grubbs Jr.	F. Philip Handy	Melvyn N. Klein
		George Muñoz	Stuart M. Sloan	Thomas C. Theobald	Matthew Zell	Samuel Zell

(INSTRUCTIONS: Write the name of the nominee(s) from whom you are withholding your vote in this space.)

The Board of Directors recommends a vote FOR the approval of the Company’s 2006 Stock Incentive Plan.

2.	Approval of the Company’s 2006 Stock Incentive Plan.
	☐ FOR	☐ AGAINST	☐ ABSTAIN

The Board of Directors recommends a vote FOR the ratification of Ernst & Young LLP as the Company’s Independent Auditors for fiscal 2006.

3.	Ratification of Ernst & Young LLP as Independent Auditors.
	☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, such other matters as properly may come before the meeting or at any adjournment(s) thereof.

☐	Please check this box if you intend to be present at meeting.

☐	By checking this box, I consent to access future annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me.
(Please sign and date the proxy card on the reverse side.)

c/o National City Bank
Corporate Trust Operations
Locator 5352
P.O. Box 92301
Cleveland, OH 44101-4301

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

ê Please fold and detach card at perforation before mailing. ê

ANIXTER INTERNATIONAL INC. Proxy Solicited by and On Behalf of the Board of Directors
The undersigned hereby appoints John A. Dul, Dennis J. Letham and Robert W. Grubbs and each of them (with full power of substitution in each) proxies of the undersigned to vote at the Annual Meeting of Stockholders of Anixter International Inc. to be held at 9:00 A.M., Central time, May 18, 2006, at 2301 Patriot Boulevard, Glenview, Illinois, and at any adjournment thereof, all of the shares of Common Stock of Anixter International Inc. in the name of the undersigned on the record date.

Dated:	, 2006

Signature

(Signature if held jointly)

IMPORTANT: Please date this proxy and sign exactly as your name appears hereon. If stock is held jointly, both holders should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should give full title.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.